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                                                                   EXHIBIT 4.22


                                FIRST AMENDMENT
                                       TO
                                    WARRANT

                  THIS FIRST AMENDMENT TO WARRANT (this "AMENDMENT") is made as of February 14, 2001 by and between World Commerce Online, Inc., a Delaware corporation (the "COMPANY"), and Interprise Technology Partners, L.P. (the "WARRANT HOLDER").

                                   RECITALS:

                  WHEREAS, the Company granted the Warrant Holder a warrant dated as of January 3, 2001 (the "WARRANT") representing the right to purchase shares of capital stock of the Company under the terms of the warrant; and

                  WHEREAS, the parties agree to amend the Warrant to amend certain definitions and the provisions relating to the exercise price and the adjustment of Warrant Shares upon issuance of Additional Shares of Common.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Recitals. The foregoing recitals are true and correct and constitute a part of this Amendment.

                  2. Amendments to the Warrant. The Warrant shall be amended as follows:

                           a.       The "$5.00" in the first line of Section
1(d)(i)(A) shall be deleted and shall be replaced by "$1.00".

                           b.       Section 1(d)(i)(B) shall be amended and
restated in its entirety as follows:

                                    "(B)     the price per share of Series D
Preferred Stock issued in an investment of no less than $10,000,000 in Series D Preferred Stock (an investment of no less than $10,000,000 in a Series D Preferred Stock is referred to as a "QUALIFIED SERIES D INVESTMENT"), subject to adjustment as set forth in this Warrant."

                           c.       The "$450,000" in the second (2nd) line of
Section 1(e)(i) shall be deleted and shall be replaced by "$90,000".

                           d.       In Section 1(e)(ii)(C), (1) the "$100,000"
in the fourth (4th) line shall be deleted and shall be replaced by "$90,000",
(2) the "$5.00" in the fourth (4th) and ninth (9th) lines shall be deleted and shall be replaced by "$1.00" in each such line, (3) the phrase "February 14, 2001" in the last sentence shall be deleted and replaced by the phrase "consummation of a Qualified Series D Investment" and (3) the phrase "Series D Qualified Investment" in the last sentence shall be deleted and replaced by the phrase "Qualified Series D Investment".

                           e.       In Section 1(e)(ii)(D), the "$100,000" in
the fourth (4th) line shall be deleted and shall be replaced by "$90,000" and the "$4" in the fourth (4th) and last lines shall be deleted and shall be replaced by "$1.00" in each such line. f. The "$100,000" in the ninth (9th) line of Section 7(d) shall be deleted and shall be replaced by "$90,000". 3. Non-Modification. Except to the extent amended and modified hereby, all terms, provisions and conditions of the Warrant shall continue in full force and effect and shall remain unmodified and enforceable.

                  IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.


                                    WORLD COMMERCE ONLINE, INC.,
                                      as Company

                                    By:   /s/ Mark E. Patten
                                       ----------------------------------------
                                       Mark E. Patten, Chief Financial Officer


                                    INTERPRISE TECHNOLOGY PARTNERS, L.P.,
                                      as Warrant Holder

                                    By:   /s/ JC Campuzano
                                       ----------------------------------------
                                       Juan Carlos Campuzano, Principal